SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 15, 2006

(Date of Report)

(Date of Earliest Event Reported)

WATCHGUARD TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26819	91-1712427
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

505 Fifth Avenue South, Suite 500, Seattle, WA 98104

(Address of Principal Executive Offices, Including Zip Code)

(206) 521-8340

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01.	Entry Into a Material Definitive Agreement.

On March 15, 2006, the Compensation Committee of WatchGuard Technologies, Inc. adopted the CEO & Executive Bonus Program – 2006 (the “2006 Bonus Program”). The purpose of the 2006 Bonus Program is to provide Participants (as defined below) an incentive to attain or exceed corporate, personal and departmental goals. “Participants” in the 2006 Bonus Program include the Chairman and Chief Executive Officer (“CEO”), the Vice President and Chief Financial Officer, the Vice President and Chief Information Officer, the Vice President of Marketing, the Vice President of Engineering, the Vice President of Customer Operations, the Chief Strategy Officer, the Vice President and General Counsel and the Vice President of Corporate Development.

Bonuses paid under the 2006 Bonus Program will be based on (i) attainment of corporate financial goals set by the Compensation Committee, comprised of an annual revenue target and an annual earnings target, and (ii) for each Participant other than the CEO and to the extent that corporate financial goals are met, personal goals that are approved by the CEO. For the CEO, a bonus paid under the 2006 Bonus Program will be based entirely on the attainment of corporate financial goals. In addition, Participants will be eligible to receive non-refundable quarterly bonus payments against any annual bonus payment. The quarterly bonus payments will equal 12.5% of the Participant’s annual bonus target per quarter and will be calculated in a similar manner as described above with respect to the annual bonus payments for the CEO and the other Participants, except the quarterly bonus payments are based on attainment of quarterly financial goals.

The only named executive officers currently eligible to participate in the 2006 Bonus Program are Edward J. Borey, WatchGuard’s CEO, and Bradley E. Sparks, WatchGuard’s Chief Financial Officer. The Compensation Committee has set Mr. Borey’s target bonus amount for 2006 at $420,000 and Mr. Sparks’ target bonus amount for 2006 at $115,000, the attainment of which will be allocated as follows (with the opportunity to receive quarterly non-refundable draws against this annual bonus as described above):

Executive Officer	Bonus Target Amount	Annual Revenue Target	Annual Earnings Target
Edward J. Borey	$420,000	50%	50%
Bradley E. Sparks	$115,000	50%	50%

The period covered by the 2006 Bonus Program is January 1, 2006 to December 31, 2006. In order to be eligible for an annual bonus under the 2006 Bonus Program, a Participant must be employed by WatchGuard at the time of its public release of operating results for the fiscal year ending December 31, 2006. In order to be eligible for a quarterly bonus payment, a Participant must be employed by WatchGuard at the time of its public release of operating results for the applicable fiscal quarter.

An executive who becomes eligible for participation in the 2006 Bonus Program during the fiscal year ending December 31, 2006 will be eligible for a bonus on a proportional basis for the period of the year such executive was a Participant, subject to modification by the CEO for any Participant and by the Compensation Committee for the CEO.

A copy of the 2006 Bonus Program is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits.

10.1	CEO & Executive Bonus Program – 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WATCHGUARD TECHNOLOGIES, INC.

Date: March 21, 2006	By:	/s/ Bradley E. Sparks
	Name:	Bradley E. Sparks
	Its:	Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Description

99.1	CEO & Executive Bonus Program – 2006